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EXHIBIT 7.2

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) ☐

THE BANK OF NEW YORK MELLON
(Exact name of trustee as specified in its charter)

New York (Jurisdiction of incorporation of organization if not a U.S. national bank)	13-5160382 (I.R.S. Employer Identification No.)
240 Greenwich Street New York, New York (Address of principal executive offices)	10286 (Zip code)

Legal Department
The Bank of New York Mellon
240 Greenwich Street
New York, NY 10286
(212) 635-1270
(Name, address and telephone number of agent for service)

SUNCOR ENERGY INC.
(Exact name of obligor as specified in its charter)

Canada (State or other jurisdiction of incorporation or organization)	98-0343201 (I.R.S. Employer Identification No.)
150—6th Avenue S.W., P.O. Box 2844 Calgary. Alberta, Canada (Address of principal executive offices)	T2P 3E3 (Zip code)

Debt Securities
(Title of the indenture securities)

Item 1.    General Information.

        Furnish the following information as to the Trustee:

  (a)
  Name and address of each examining or supervising authority to which it is subject.

Superintendent of the Department of Financial Services of the State of New York	One State Street, New York, N.Y. 10004-1417 and Albany, N.Y. 12203
Federal Reserve Bank of New York	33 Liberty Plaza, New York, N.Y. 10045
Federal Deposit Insurance Corporation	550 17th Street, N.W., Washington, D.C. 20429
New York Clearing House Association	New York, N.Y. 10005
  (b)
  Whether it is authorized to exercise corporate trust powers.

  Yes.

Item 2.    Affiliations with Obligor.

  If the obligor is an affiliate of the trustee, describe each such affiliation.

  None.

Item 16.    List of Exhibits.

  Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

  1.
  A copy of the Organization Certificate of The Bank of New York Mellon (formerly known as The Bank of New York, formerly known as Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed as Exhibit 25.1 to Current Report on Form 8-K of Nevada Power Company, Date of Report (Date of Earliest Event Reported) July 25, 2008 (File No. 000-52378).)

  4.
  A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 with Registration Statement No. 333-155238.)

  6.
  The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152856.)

  7.
  A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

2

 SIGNATURE

        Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York on the             day of May, 2020.

THE BANK OF NEW YORK MELLON
By:	/s/ TERESA WYSZOMIERSKI
	Name:	Teresa Wyszomierski
	Title:	Vice President

3

 EXHIBIT 7
(Page i of ii)

Consolidated Report of Condition of
THE BANK OF NEW YORK MELLON
of 240 Greenwich Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business March 30, 2020, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar amounts in thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	4,072,000
Interest-bearing balances	165,889,000
Securities:
Held-to-maturity securities	37,050,000
Available-for-sale securities	99,180,000
Equity securities with readily determinable fair values not held for trading	56,000
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	0
Securities purchased under agreements to resell	13,340,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases held for investment	32,279,000
LESS: Allowance for loan and lease losses	124,000
Loans and leases held for investment, net of allowance	32,155,000
Trading assets	6,612,000
Premises and fixed assets (including capitalized leases)	2,967,000
Other real estate owned	1,000
Investments in unconsolidated subsidiaries and associated companies	1,680,000
Direct and indirect investments in real estate ventures	0
Intangible assets:	6,963,000
Other assets	17,072,000

Total assets	387,037,000

LIABILITIES
Deposits:
In domestic offices	207,668,000
Noninterest-bearing	96,706,000
Interest-bearing	110,962,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	130,088,000
Noninterest-bearing	3,997,000
Interest-bearing	126,091,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	524,000
Securities sold under agreements to repurchase	3,654,000
Trading liabilities	5,061,000
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	3,415,000
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	9,664,000

Total liabilities	360,074,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	11,489,000
Retained earnings	15,814,000
Accumulated other comprehensive income	-1,475,000
Other equity capital components	0
Total bank equity capital	26,963,000
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	26,963,000

Total liabilities and equity capital	387,037,000

 EXHIBIT 7
(Page ii of ii)

        I, Michael Santomassimo, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Michael Santomassimo Chief Financial Officer

        We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Thomas P. Gibbons Samuel C. Scott Joseph J. Echevarria	Directors

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  Item 1. General Information.
  Item 2. Affiliations with Obligor.
  Item 16. List of Exhibits.
SIGNATURE
  EXHIBIT 7 (Page i of ii)
  EXHIBIT 7 (Page ii of ii)